Exhibit 10.8

STOCKHOLDERS AGREEMENT

THIS STOCKHOLDERS AGREEMENT, dated as of [●], 2021 (as it may be amended, amended and restated or otherwise modified from time to time in accordance with the terms hereof, this “Agreement”), is entered into by and among (i) Bioventus Inc., a Delaware corporation (the “Company”), (ii) Bioventus LLC, a Delaware limited liability company (“Bioventus LLC”), (iii) the entities listed on Schedule 1 attached hereto (together with their Affiliates, collectively, the “Essex Stockholders”) and (iv) the entities listed on Schedule 2 attached hereto (together with their Affiliates, collectively, the “S+N Stockholders” and, together with the Essex Stockholders, the “Principal Stockholders” and each a “Principal Stockholder”). Capitalized terms used herein without definition shall have the meanings set forth in Section 1.1.

W I T N E S S E T H:

WHEREAS, the Company, Bioventus LLC, the Principal Stockholders and certain other Persons have effected, or will effect in connection with the Closing, a series of reorganization transactions (collectively, the “Transactions”);

WHEREAS, after giving effect to the Transactions, the Principal Stockholders own or will own either (x) shares of the Company’s Class A common stock, par value $0.001 per share (the “Class A Common Stock”), or (y) limited liability company interests in Bioventus LLC (“LLC Interests”) and shares of the Company’s Class B common stock, par value $0.001 per share (the “Class B Common Stock” and, together with the Class A Common Stock, the “Common Stock”), which such LLC Interests, subject to certain restrictions, are redeemable from time to time at the option of the holder thereof for newly-issued shares of Class A Common Stock or, if the Company and such holder mutually agree, a cash payment, in each case pursuant to the terms of the Second Amended and Restated Limited Liability Company Agreement of Bioventus LLC (the “LLC Agreement”);

WHEREAS, prior to the Effective Date, the Company will have priced an initial public offering of shares of its Class A Common Stock (the “IPO”) pursuant to an Underwriting Agreement dated the Effective Date (the “Underwriting Agreement”);

WHEREAS, the parties hereto desire to provide for certain governance rights and other matters, and to set forth the respective rights and obligations of the Principal Stockholders on and after the Effective Date.

NOW, THEREFORE, in consideration of the mutual agreements and understandings set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

CERTAIN DEFINITIONS

SECTION 1.1 Definitions As used in this Agreement, the following terms shall have the following respective meanings:

“Affiliate” means, with respect to any specified Person, (a) any other Person directly or indirectly controlling, controlled by, or under common control with such other Person or (b) if such specified Person is a natural person, any other Person that is a part of such specified Person’s Family Group. For purposes of this definition, (i) “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have correlative meanings, and (ii) no Principal Stockholder or any of its Affiliates shall by reason of this Agreement or the Related Documents be deemed to be an Affiliate of any other Principal Stockholder, the Company, Bioventus LLC or any of their respective subsidiaries.

“Agreement” shall mean this Stockholders Agreement as in effect on the date hereof and as hereafter from time to time amended, modified or supplemented in accordance with the terms hereof.

“Bioventus LLC” shall have the meaning set forth in the preamble.

“Board of Directors” shall mean the Board of Directors of the Company.

“Board Designees” shall mean the Directors designated by the Principal Stockholders pursuant to Section 2.1.

“Business Day” means a day, other than Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by applicable law to close.

“Class A Common Stock” shall have the meaning set forth in the recitals.

“Class B Common Stock” shall have the meaning set forth in the recitals.

“Closing” means the closing of the IPO.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Common Stock” shall have the meaning set forth in the recitals.

“Company” shall have the meaning set forth in the preamble.

“Company Shares” means (i) all shares of Common Stock that are not then subject to vesting (but including shares that were at one time subject to vesting to the extent they have vested), (ii) all shares of Common Stock issuable upon exercise, conversion or exchange of any option, warrant or convertible security that are not then subject to vesting (but including shares that were at one time subject to vesting to the extent they have vested) (without double counting shares of Class A Common Stock issuable upon redemption of LLC Interests) and (iii) all shares of Common Stock directly or indirectly issued or issuable with respect to the securities referred to in clauses (i) or (ii) above by way of unit or stock dividend or unit or stock split, or in connection with a combination of units or shares, recapitalization, merger, consolidation or other reorganization.

“Director” shall mean a member of the Board of Directors.

“Effective Date” shall have the meaning set forth in Section 4.12.

“Essex Stockholder Designee” shall have the meaning set forth in Section 2.1(b).

“Essex Director” shall have the meaning set forth in Section 2.1(a).

“Essex Stockholders” shall have the meaning set forth in the preamble.

“Exchange Act” shall have the meaning set forth in Section 4.11.

“Family Group” means a Principal Stockholder’s spouse and descendants (whether by birth or adoption) and any trust solely for the benefit of such Principal Stockholder and/or such Principal Stockholder’s spouse and/or such Principal Stockholder’s descendants (by birth or adoption), parents or dependents, or any charitable trust the grantor of which is such signatory and/or one or more members of the Principal Stockholder’s Family Group.

“Governmental Authority” means any transnational, domestic or foreign federal, provincial, state or local governmental, regulatory or administrative authority (including the Centers for Medicare & Medicaid Services), department, court, agency, including any political subdivision thereof.

“IPO” shall have the meaning set forth in the recitals.

“LLC Interests” shall have the meaning set forth in the recitals.

“Loss” or “Losses” shall mean any claims, losses, liabilities, damages, interest, penalties and costs and expenses, including reasonable attorneys’, accountants’ and expert witnesses’ fees, and costs and expenses of investigation and amounts paid in settlement, court costs, and other expenses of litigation, including in respect of enforcement of indemnity rights hereunder (it being understood that Losses shall not include any consequential, special, incidental, indirect or punitive damages).

“Necessary Action” means, with respect to a specified result, all commercially reasonable actions required to cause such result that are within the power of a specified Person, including but not limited to (i) voting or providing a written consent or proxy with respect to the Company Shares, (ii) causing the adoption of stockholders’ resolutions and amendments to the organizational documents of the Company, (iii) executing agreements and instruments, (iv) making, or causing to be made, with governmental, administrative or regulatory authorities, all filings, registrations or similar actions that are required to achieve such result and (v) causing members of the Board of Directors, subject to any fiduciary duties that such members may have as Directors of the Company (including pursuant to Section 2.1(e)), to act in a certain manner, including causing members of the Board of Directors or any nominating or similar committee of the Board of Directors to recommend the appointment of any Board Designees as provided by this Agreement.

“Person” shall mean an individual, corporation, company, limited liability company, association, partnership, joint venture, organization, business, trust or any other entity or organization.

“Principal Stockholders” shall have the meaning set forth in the preamble.

“S+N” shall mean Smith & Nephew, Inc., a Delaware corporation.

“S+N Stockholder Designee” shall have the meaning set forth in Section 2.1(c).

“S+N Director” shall have the meaning set forth in Section 2.1(a).

“S+N Stockholders” shall have the meaning set forth in the preamble.

“Subsidiary” of any Person means any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

“Transactions” shall have the meaning set forth in the recitals.

“Underwriting Agreement” shall have the meaning set forth in the recitals.

ARTICLE II

CORPORATE GOVERNANCE

SECTION 2.1 Board of Directors.

(a)    Composition of Initial Board. As of the Effective Date, the Board of Directors shall be comprised of nine Directors, (i) three of whom shall be deemed to have been designated by the Essex Stockholders (the “Essex Directors”), (ii) two of whom shall be deemed to have been designated by the S+N Stockholders (each, a “S+N Director”), (iii) one of whom shall be the Company’s Chief Executive Officer and (iv) three of whom shall meet the requirements for an “independent director” under the rules applicable to The Nasdaq Global Market exchange and be deemed to have been designated by the Board of Directors (the “Independent Directors”). The initial Chairperson of the Board of Directors shall be William A. Hawkins III. The foregoing directors shall be divided into three classes of directors, each of whose members shall serve for staggered three-year terms as follows:

(i)    the class I directors shall initially include two Essex Directors and one Independent Director;

(ii)    the class II directors shall initially include one S+N Director and two Independent Directors; and

(iii)    the class III directors shall initially include one S+N Director, one Essex Director and the Company’s Chief Executive Officer.

The initial term of the class I directors shall expire at the first annual meeting of stockholders following the initial registration of the Class A Common Stock pursuant to the Exchange Act. The initial term of the class II directors shall expire at the second annual meeting of stockholders following such registration. The initial term of the class III directors shall expire at the third annual meeting of stockholders following such registration.

The original Essex Stockholder Designees, the S+N Stockholder Designees and the Independent Director designees are set forth on Schedule 3 attached hereto.

(b)    Essex Stockholder Representation. For so long as the Essex Stockholders hold a number of shares of Common Stock representing at least the percentage of shares of Common Stock held by such Essex Stockholders as of the Closing shown below, each of the Principal Stockholders, individually and not jointly, agrees with the Company (and only with the Company), and the Company agrees with each of the Principal Stockholders, individually and not jointly, that it shall use their reasonable best efforts to include in the slate of nominees recommended by the Board for election as Directors at each applicable annual or special meeting of stockholders at which directors are to be elected, that number of individuals designated by the Essex Stockholders (each, a “Essex Stockholder Designee”) that, if elected, will result in the number of Essex Directors serving on the Board of Directors that is shown below.

Percentage	Number of Directors
75% or greater	3
Less than 75% but greater than or equal to 25%	2
Less than 25% but greater than or equal to 10%	1
Less than 10%	0

Upon any decrease in the number of directors that the Essex Stockholders are entitled to designate for election to the Board of Directors, each of the Essex Stockholders, individually and not jointly, agrees with the Company (and only with the Company), and the Company agrees with each of the Essex Stockholders, individually and not jointly, that it shall use their reasonable best efforts to cause the appropriate number of Essex Stockholder Designees to tender his or her resignation. The Essex Stockholder Designee(s) required to tender his or her resignation will be from the class of directors whose term is next expiring. Following such resignation, the Board of Directors (by approval of a majority of the remaining Directors) shall select a replacement Director(s) to serve the remainder of the term of the Essex Stockholder Designee(s) that has resigned (for the avoidance of doubt, the Board of Directors may not select the Essex Stockholder Designee(s) that has resigned).

(c)    S+N Stockholder Representation. For so long as the S+N Stockholders hold a number of shares of Common Stock representing at least the percentage of shares of Common Stock held by such S+N Stockholders as of the Closing shown below, each of the Principal Stockholders, individually and not jointly, agrees with the Company (and only with the Company), and the Company agrees with each of the Principal Stockholders, individually and not jointly, that it shall use their reasonable best efforts to include in the slate of nominees recommended by the Board for election as Directors at each applicable annual or special meeting of stockholders at which Directors are to be elected that number of individuals designated by the S+N Stockholders (each, a “S+N Stockholder Designee”) that, if elected, will result in the number of S+N Directors serving on the Board of Directors that is shown below.

Percentage	Number of Directors
25% or greater	2
Less than 25% but greater than or equal to 10%	1
Less than 10%	0

Upon any decrease in the number of directors that the S+N Stockholders are entitled to designate for election to the Board of Directors, each of S+N Stockholders, individually and not jointly, agrees with the Company (and only with the Company), and the Company agrees with each of the S+N Stockholders, individually and not jointly, that it shall use their reasonable best efforts to cause the appropriate number of S+N Stockholder Designees to tender his or her resignation. The S+N Stockholder Designee(s) required to tender his or her resignation will be from the class of directors whose term is next expiring. Following such resignation, the Board of Directors (by approval of a majority of the remaining Directors) shall select a replacement Director(s) to serve the remainder of the term of the S+N Stockholder Designee(s) that has resigned (for the avoidance of doubt, the Board of Directors may not select the S+N Stockholder Designee(s) that has resigned).

(d)    Additional Obligations. An individual designated by a Principal Stockholder for election (including pursuant to Sections 2.1(b) and 2.1(c)) as a Director shall comply with the director qualification requirements of the charter for, and related guidelines of, the Nominating and Corporate Governance Committee and Section 2.6 of the bylaws of the Company (as the same may be amended, modified or restated from time to time, the “Bylaws”). Notwithstanding anything to the contrary in this Article II, in the event that the Board of Directors determines in good faith, after consultation with outside legal counsel, that its nomination, appointment or election of a particular Board Designee pursuant to this Section 2.1 or Section 2.2 would constitute a breach of its fiduciary duties to the Company’s stockholders or does not otherwise comply with any of the director qualification requirements of the charter for, or related guidelines of, the Nominating and Corporate Governance Committee or Section 2.6 of the Bylaws (provided that any such determination with respect to any Board Designee pursuant to this Section 2.1 shall be made no later than sixty (60) days after such individual’s nomination, in which case the

Board of Directors shall inform such Principal Stockholder of such determination in writing and explain in reasonable detail the basis for such determination and the Principal Stockholder shall designate another individual for nomination, election or appointment to the Board of Directors by such Principal Stockholder (subject in each case to this Section 2.1(d)), and the Board of Directors and the Company shall take all of the actions required by this Article II with respect to the election of such substitute Board Designee. It is hereby acknowledged and agreed, that the fact that a particular Board Designee is an Affiliate, director, professional, partner, member, manager, employee or agent of a Principal Stockholder or is not an independent director shall not in and of itself constitute an acceptable basis for such determination by the Board of Directors.

(e)    Notwithstanding anything to the contrary in this Agreement, if the number of Independent Directors are insufficient to satisfy the independence requirements of The Nasdaq Global Market rules and other applicable laws, rules and regulations, the Board of Directors shall take the Necessary Action to increase the size of the Board of Directors to the minimum number of Directors needed to comply with such requirements.

(f)    Vacancies. Except as provided in Sections 2.1(b) and 2.1(c), as applicable, with respect to decreases in stock ownership of the Principal Stockholders, (i) each Principal Stockholder shall have the exclusive right to request the removal of its Board Designees from the Board of Directors (whether for or without cause), and each of the Principal Stockholders, individually and not jointly, agrees with the Company (and only with the Company), and the Company agrees with each of the Principal Stockholders, individually and not jointly, that it shall take all Necessary Action to cause the removal (whether for or without cause) of any such Board Designee at the request of the designating Principal Stockholder and (ii) each Principal Stockholder shall have the exclusive right to designate directors for election to the Board of Directors to fill vacancies (for the remainder of the then current term) created by reason of death, disability, removal or resignation of its Board Designees to the Board of Directors, and each of the Principal Stockholders, individually and not jointly, agrees with the Company (and only with the Company), and the Company agrees with each of the Principal Stockholders, individually and not jointly, that it shall take all Necessary Action to cause any such vacancies to be filled by replacement directors designated by such designating Principal Stockholder as promptly as reasonably practicable.

SECTION 2.2 Committees.

(a)    Each of the Essex Stockholders, individually and not jointly, agrees with the Company (and only with the Company), and the Company agrees with each of the Essex Stockholders, individually and not jointly, that the Essex Stockholders shall have, to the fullest extent permitted by applicable law, subject to Nasdaq Global Market rules and in compliance with other applicable laws, rules and regulations, and subject to the requirements of the charter for the Nominating and Corporate Governance Committee, the right, but not the obligation, to designate one (1) member of each committee of the Board of Directors (other than the audit committee) for so long as the Essex Stockholders have the ability pursuant to Section 2.1 to designate for nomination at least one (1) Board Designee.

(b)    Each of the S+N Stockholders, individually and not jointly, agrees with the Company (and only with the Company), and the Company agrees with each of the S+N Stockholders, individually and not jointly, that the S+N Stockholders shall have, to the fullest extent permitted by applicable law, subject to Nasdaq Global Market rules and in compliance with other applicable laws, rules and regulations, and subject to the requirements of the charter for the Nominating and Corporate Governance Committee, the right, but not the obligation, to designate one (1) member of each committee of the Board of Directors (other than the audit committee) for so long as the S+N Stockholders have the ability pursuant to Section 2.1 to designate for nomination at least one (1) Board Designee.

(c)    The audit committee of the Board of Directors shall initially be Susan M. Stalnecker, Philip G. Cowdy and David J. Parker. Upon any resignation or removal of a member of the audit committee of the Board of Directors, a new member shall be designated by the Board of Directors, subject to Nasdaq Global Market rules and in compliance with other applicable laws, rules and regulations, and subject to the requirements of the charter for the Nominating and Corporate Governance Committee and/or the charter for the Audit Committee.

(d)    The compliance committee of the Board of Directors shall initially be William A. Hawkins and Susan M. Stalnecker. Upon any resignation or removal of a member of the compliance committee of the Board of Directors, a new member shall be designated by the Board of Directors, subject to Nasdaq Global Market rules and in compliance with other applicable laws, rules and regulations, and subject to the requirements of the charter for the Nominating and Corporate Governance Committee and/or the charter for the Compliance Committee.

SECTION 2.3 Voting Agreement. Each of the Principal Stockholders, individually and not jointly, agrees with the Company (and only with the Company), and the Company agrees with each of the Principal Stockholders, individually and not jointly, in person or by proxy, to cast all votes to which such Principal Stockholder is entitled in respect of its Company Shares, whether at any annual or special meeting, by written consent or otherwise, so as to cause to be elected to the Board of Directors those individuals designated in accordance with Section 2.1 and to otherwise effect the intent of this Article II.

SECTION 2.4 Approvals. Except in accordance with Section 2.1(e), each of the Essex Stockholders and S+N Stockholders, individually and not jointly, agrees with the Company (and only with the Company), and the Company agrees with each of the Essex Stockholders and S+N Stockholders, individually and not jointly, that the Company shall not take any of the following actions without the approval of the Essex Stockholders and the S+N Stockholders so long as the Essex Stockholders and the S+N Stockholders (as applicable) have the ability pursuant to Section 2.1 to designate for nomination at least one Board Designee:

(a)    increase or decrease the size of the Board of Directors or any committee; or

(b)    amend any of the organizational documents of the Company, including but not limited to the Company’s Certificate of Incorporation and Bylaws.

SECTION 2.5 Agreement of Company and Bioventus LLC. Each of the Company and Bioventus LLC hereby agrees that it will take all Necessary Actions within its control to cause the matters addressed by this Article II to be carried out in accordance with the provisions thereof.

SECTION 2.6 Restrictions on Other Agreements. Each of the Principal Stockholders, individually and not jointly, agrees with the Company (and only with the Company) that it shall not grant any proxy or enter into or agree to be bound by any voting trust, agreement or arrangement of any kind with any Person with respect to its Company Shares if and to the extent the terms thereof conflict with the provisions of this Agreement (whether or not such proxy, voting trust, agreements or arrangements are with other Principal Stockholders, holders of Company Shares that are not parties to this Agreement or otherwise).

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Each party hereby represents and warrants severally and not jointly to each other party to this Agreement that as of the date such party executes this Agreement:

SECTION 3.1 Existence; Authority; Enforceability. Such party has the power and authority, corporate or otherwise, to enter into this Agreement and to carry out its obligations hereunder. If such party is an entity, it is duly organized and validly existing under the laws of its jurisdiction of organization, and the execution and delivery of this Agreement, and the consummation of the transactions contemplated herein, have been authorized by all necessary action, and no other act or proceeding on its part is necessary to authorize the execution of this Agreement or the consummation of the transactions contemplated hereby. This Agreement has been duly executed by such party and constitutes such party’s legal, valid and binding obligation, enforceable against such party in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws relating to or affecting creditors’ rights generally, or by the general principles of equity. No representation is made by any party with respect to the regulatory effect of this Agreement, and such party has had an opportunity to consult with counsel as to such party’s rights and responsibilities under this Agreement. No party makes any representation to any other party as to future law or regulation or the future interpretation of existing laws or regulations by any Governmental Authority or self-regulatory organization.

SECTION 3.2 Absence of Conflicts. The execution and delivery by such party of this Agreement and the performance of such party’s obligations hereunder does not and will not (i) conflict with, or result in the breach of, any provision of the organizational documents of such party, if any; (ii) result in any violation, breach, conflict, default or event of default (or an event which with notice, lapse of time, or both, would constitute a default or event of default), or give rise to any right of acceleration or termination or any additional payment obligation, under the terms of any material contract or agreement to which such party is a party or by which such party’s assets or operations are bound or affected; or (iii) violate any law applicable to such party.

SECTION 3.3 Consents. Other than any consents which have already been obtained, no consent, waiver, approval, authorization, exemption, registration, license or declaration is required to be made or obtained by such party in connection with the execution, delivery or performance of this Agreement.

ARTICLE IV

MISCELLANEOUS

SECTION 4.1 Termination. This Agreement shall terminate and be of no further force and effect upon (a) a Principal Stockholder, upon such Principal Stockholder ceasing to have the ability pursuant to Section 2.1 to designate for nomination at least one Board Designee, or (b) the written agreement of the Principal Stockholders to terminate this Agreement.

SECTION 4.2 Successors and Assigns; Beneficiaries. Except as otherwise provided herein, all of the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the respective successors and permitted assigns of the parties hereto. This Agreement may not be assigned without the express prior written consent of the other parties hereto, and any attempted assignment, without such consents, will be null and void; provided that each Principal Stockholder (from time to time party hereto) shall be entitled to assign (solely in connection with a transfer of Common Stock or LLC Interests) to any of its Affiliates, without such prior written consent, any of its rights and obligations hereunder; provided, further, that any Person (other than an Affiliate) to which a Principal Stockholder (from time to time party hereto) transfers such Common Stock or LLC Interests shall not be bound by the obligations hereunder and shall not be entitled to the rights hereunder, including pursuant to Sections 2.1(b), 2.1(c), 2.1(d) and 2.1(f) or otherwise.

SECTION 4.3 FIRPTA Statement. The Company shall, from time to time upon the reasonable request of a Principal Stockholder pursuant to Treasury Regulations Section 1.897-2(h)(1), provide a statement to such Principal Stockholder, satisfying the requirements of Treasury Regulations Section 1.897-2(h), stating whether the Class A Common Stock constitutes a U.S. real property interest.

SECTION 4.4 Amendment and Modification; Waiver of Compliance. (a)    This Agreement may be amended only by a written instrument duly executed by the Company and the Principal Stockholders.

(b)    Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, covenant, agreement or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure; provided that the Company shall not be entitled to waive the obligations to the Company of each Principal Stockholder in Article 2.

SECTION 4.5 Notices. Any notice, request, claim, demand, document and other communication hereunder to any party shall be effective upon receipt (or refusal of receipt) and shall be in writing and delivered personally or sent by email or first class mail, or by Federal Express, United Parcel Service or other similar courier or other similar means of communication, as follows:

(i)    If to the S+N Stockholders, addressed to Smith & Nephew, Inc., 7135 Goodlett Farms, Cordova, Tennessee 38106, Attention: Chief Legal and Compliance Officer (company.secretary@smith-nephew.com), with a copy to Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, NY 10017, Attn: Harold Birnbaum; and

(ii)    If to the Essex Stockholders, addressed to (a) EW Healthcare Partners, 21 Waterway Avenue, Suite 225, The Woodlands, Texas 77380, Attention: Richard Kolodziejcyk (rkolodziejcyk@ewhealthcare.com), (b) Spindletop Healthcare Capital, LP, 11401 Century Oak Terrace, Suite 410, Austin, Texas 78731, Attn: Evan Melrose (evan@spindletopcapital.com) (c) Pantheon Global Co-Investment Opportunities Fund L.P., 600 Montgomery Street, 23rd Floor, San Francisco, California 94111, Attn: Jeffrey Miller (jeffrey.miller@pantheon.com) (d) Ampersand Capital Partners, 55 William Street, Suite 240, Wellesley, Massachusetts 02481, Attn: Dana Niles (dln@ampersandcapital.com) and (e) Alta Partners, One Embarcadero Center, 37th Floor, San Francisco, California 94111, Attn: Larry Randall (finance@altapartners.com) with a copy to Reed Smith LLP, 599 Lexington Avenue, New York, NY 10022, Attn: Mark Pedretti (MPedretti@ReedSmith.com).

or, in each case, to such other address or email address as such party may designate in writing to each Principal Stockholder by written notice given in the manner specified herein.

All such communications shall be deemed to have been given, delivered or made when so delivered by hand or sent by email (with confirmed transmission), on the next Business Day if sent by overnight courier service (with confirmed delivery) or when received if sent by first class mail.

SECTION 4.6 Specific Performance. Each party hereto, individually and not jointly, acknowledges and agrees that in the event of any breach of this Agreement by any of them, the other parties hereto would be irreparably harmed and could not be made whole by monetary damages. Each party, individually and not jointly, accordingly agrees to waive the defense in any action for specific performance that a remedy at law would be adequate and agrees that the parties, in addition to any other remedy to which they may be entitled at law or in equity, shall be entitled to specific performance of this Agreement without the posting of bond. The Company hereby agrees with each Principal Stockholder, severally and not jointly, that it will enforce the provisions of this Agreement (including without limitation the provisions of Article 2) against any other Principal Stockholder in breach of any such provisions.

SECTION 4.7 Entire Agreement. The provisions of this Agreement and the other writings referred to herein or delivered pursuant hereto which form a part hereof contain the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all prior oral and written agreements and memoranda and undertakings among the parties hereto with regard to such subject matter.

SECTION 4.8 Severability. If any provision of this Agreement, or the application of such provision to any Person or circumstance or in any jurisdiction, shall be held to be invalid or unenforceable to any extent (or the principal exchange on which the Class A Common Stock are traded determines that the existence or application of a provision of this Agreement will threaten the continued listing of the Class A Common Stock on such principal exchange), (i) the remainder of this Agreement shall not be affected thereby, and each other provision hereof shall be valid and enforceable to the fullest extent permitted by law (or the rules of the principal exchange on which the Class A Common Stock are traded, as applicable), (ii) as to such Person or circumstance or in such jurisdiction such provision shall be reformed to be valid and enforceable to the fullest extent permitted by law (or the rules of the principal exchange on which the Class A Common Stock are traded, as applicable) and (iii) the application of such provision to other Persons or circumstances or in other jurisdictions shall not be affected thereby.

SECTION 4.9 CHOICE OF LAW AND VENUE; WAIVER OF RIGHT TO JURY TRIAL. THIS AGREEMENT SHALL BE GOVERNED BY, CONSTRUED, APPLIED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF DELAWARE. EACH OF THE PARTIES HERETO ACKNOWLEDGES AND AGREES THAT IN THE EVENT OF ANY BREACH OF THIS AGREEMENT, THE NON-BREACHING PARTY WOULD BE IRREPARABLY HARMED AND COULD NOT BE MADE WHOLE BY MONETARY DAMAGES, AND THAT, IN ADDITION TO ANY OTHER REMEDY TO WHICH THEY MAY BE ENTITLED AT LAW OR IN EQUITY, THE PARTIES SHALL BE ENTITLED TO SUCH EQUITABLE OR INJUNCTIVE RELIEF AS MAY BE APPROPRIATE. THE CHOICE OF FORUM SET FORTH IN THIS SECTION SHALL NOT BE DEEMED TO PRECLUDE THE ENFORCEMENT OF ANY JUDGMENT OF A DELAWARE FEDERAL OR STATE COURT, OR THE TAKING OF ANY ACTION UNDER THIS AGREEMENT TO ENFORCE SUCH A JUDGMENT, IN ANY OTHER APPROPRIATE JURISDICTION.

IN THE EVENT ANY PARTY TO THIS AGREEMENT COMMENCES ANY LITIGATION, PROCEEDING OR OTHER LEGAL ACTION IN CONNECTION WITH OR RELATING TO THIS AGREEMENT, ANY RELATED AGREEMENT OR ANY MATTERS DESCRIBED OR CONTEMPLATED HEREIN OR THEREIN, THE PARTIES TO THIS AGREEMENT HEREBY (1) AGREE UNDER ALL CIRCUMSTANCES ABSOLUTELY AND IRREVOCABLY TO SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE COURT OF CHANCERY OF THE STATE OF DELAWARE, OR IF (AND ONLY IF) SUCH COURT FINDS IT LACKS SUBJECT MATTER JURISDICTION, THE SUPERIOR COURT OF THE STATE OF DELAWARE (COMPLEX COMMERCIAL DIVISION), OR IF UNDER APPLICABLE LAW, SUBJECT MATTER JURISDICTION OVER THE MATTER THAT IS THE SUBJECT OF THE ACTION OR PROCEEDING IS VESTED EXCLUSIVELY IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA, THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE, AND APPELLATE COURTS FROM ANY THEREOF, WITH RESPECT TO ALL ACTIONS AND PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY (2) AGREE THAT IN THE EVENT OF ANY SUCH LITIGATION, PROCEEDING OR ACTION, SUCH PARTIES WILL CONSENT AND SUBMIT TO THE PERSONAL JURISDICTION OF ANY SUCH COURT DESCRIBED IN THIS SECTION 4.8 AND TO SERVICE OF PROCESS UPON THEM IN ACCORDANCE

WITH THE RULES AND STATUTES GOVERNING SERVICE OF PROCESS; (3) AGREE TO WAIVE TO THE FULL EXTENT PERMITTED BY LAW ANY OBJECTION THAT THEY MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH LITIGATION, PROCEEDING OR ACTION IN ANY SUCH COURT OR THAT ANY SUCH LITIGATION, PROCEEDING OR ACTION WAS BROUGHT IN ANY INCONVENIENT FORUM; (4) AGREE TO WAIVE ANY RIGHTS TO A JURY TRIAL TO RESOLVE ANY DISPUTES OR CLAIMS RELATING TO THIS AGREEMENT; (5) AGREE TO SERVICE OF PROCESS IN ANY LEGAL PROCEEDING BY MAILING OF COPIES THEREOF TO SUCH PARTY AT ITS ADDRESS SET FORTH HEREIN FOR COMMUNICATIONS TO SUCH PARTY; (6) AGREE THAT ANY SERVICE MADE AS PROVIDED HEREIN SHALL BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND (7) AGREE THAT NOTHING HEREIN SHALL AFFECT THE RIGHTS OF ANY PARTY TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

SECTION 4.10 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

SECTION 4.11 Further Assurances. At any time or from time to time after the date hereof, the parties hereto agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as any other party may reasonably request in order to evidence or effectuate the provisions of this Agreement and to otherwise carry out the intent of the parties hereunder.

SECTION 4.12 Schedule 13 Filings. In accordance with the requirements of Rule 13d-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and subject to the limitations set forth therein, each Principal Stockholder that is required to file pursuant to the Exchange Act a Schedule 13D or Schedule 13G, as applicable, agrees to file such schedule no later than the time period prescribed by the applicable rules of the Exchange Act following the Effective Date.

SECTION 4.13 Effectiveness of Agreement. Upon the Closing, the Agreement shall thereupon be deemed to be effective (such date, the “Effective Date”). However, to the extent the Closing does not occur, the provisions of this Agreement shall be without any force or effect.

* * *

IN WITNESS WHEREOF, each of the undersigned has signed this Stockholders Agreement as of the date first above written.

COMPANY:

BIOVENTUS INC.

By:
Name:	Kenneth M. Reali
Title:	Chief Executive Officer

BIOVENTUS LLC:

By:
Name:	Kenneth M. Reali
Title:	Chief Executive Officer

[Signature Page to Stockholders Agreement]

S+N STOCKHOLDERS:

SMITH & NEPHEW, INC.

By:
Name:
Title:

SMITH & NEPHEW (EUROPE) B.V.

By:
Name:
Title:

[Signature Page to Stockholders Agreement]

ESSEX STOCKHOLDERS:

EW HEALTHCARE PARTNERS
ACQUISITION FUND, L.P.
By:	EW Healthcare Partners Acquisition Fund GP, L.P.
Its:	General Partner

By:
Name:
Title:

WHITE PINE MEDICAL LLC

By:
Name:
Title:

SPINDLETOP HEALTHCARE CAPITAL L.P.

By:
Name:
Title:

PANTHEON GLOBAL CO-INVESTMENT
OPPORTUNITIES FUND L.P.

By:
Name:
Title:

AMPERSAND 2020 LIMITED PARTNERSHIP

By:	AMP-20 Management Company Limited
Partnership, its General Partner
By:	AMP-20 MC LLC, its General Partner
By:
Name:
Title:

[Signature Page to Stockholders Agreement]

AMPERSAND CF LIMITED PARTNERSHIP

BY:	AMP-CF Management Company Limited
Partnership, its General Partner
BY:	AMP-CF MC LLC, its General Partner
By:
Name:
Title:

ALTA PARTNERS VIII, L.P.

By:
Name:
Title:

[Signature Page to Stockholders Agreement]

SCHEDULE 1

ESSEX STOCKHOLDERS

EW Healthcare Partners Acquisition Fund, L.P.

White Pine Medical LLC

Spindletop Healthcare Capital L.P.

Pantheon Global Co-Investment Opportunities Fund L.P.

Ampersand CF Limited Partnership

Ampersand 2020 Limited Partnership

Alta Partners VIII, L.P.

SCHEDULE 2

S+N STOCKHOLDERS

Smith & Nephew, Inc.

Smith & Nephew (Europe) B.V.

SCHEDULE 3

ORIGINAL DESIGNEES

Essex Directors:

Designee:	Class
Guido J. Neels	Class I

David J. Parker	Class I

Martin P. Sutter	Class III

S+N Directors:

Designee:	Class
Designee to be elected by the S+N Stockholders at a future date	Class II

Philip G. Cowdy	Class III

Independent Directors:

Designee:	Class
Guy P. Nohra	Class I

William A. Hawkins	Class II

Susan M. Stalnecker	Class II